Exhibit 21

                            DYNCORP AND SUBSIDIARIES



Aerotherm Corporation
Anedyn, Inc.
Anedyn Power Company
AT/Mexico Holdings Inc.
Dyn Funding Corporation
Dyn Logistics Services Inc.
Dyn Marine Services, Inc.
Dyn Marine Services of Virginia, Inc.
Dyn/Mexico Holdings Inc.
Dyn Network Management, Inc.
Dyn Pacific Aerospace Services, Inc.
Dyn Realty Corporation
Dyn Systems Technology, Inc.
Dyn Trade Systems, Inc.
DynAir Technical Services, Inc.
Dynalectron Corporation
Dynalectron Systems Inc.
DynCIS, Inc.
DynComm 2000 LLC
DynCorp
DynCorp Advanced Repair Technology, Inc.
DynCorp Aerospace Operations Inc.
DynCorp Aerospace Operations (UK) Ltd.
DynCorp Aviation Services, Inc.
DynCorp Biotechnology and Health Services, Inc.
DynCorp Information & Enterprise Technology, Inc.
DynCorp Information Systems LLC
DynCorp International Services, GmbH
DynCorp International Services, Inc.
DynCorp International Services, Ltd.
DynCorp of Colorado, Inc.
DynCorp Panama, Inc.
DynCorp Procurement Systems, Inc.
DynCorp Property Management, Inc.
DynCorpServices.com, Inc.
DynCorp Technical Services, Inc.
DynCorp Tri-Cities Services, Inc.
DynCorp Viar Inc.
DynCorp West Virginia Inc.
DynEDRS, Inc.
DynEx, Inc.
DynMeridian Corporation
DynPar LLC
DynSpace Corporation
DynTel Corporation
Electric Utility Construction, Inc.
FMAS Corporation
Grupo DynCorp de Mexico S.A. de C.V.
Kwajalein Services, Inc.
OLDHD Systems, Inc.
Pacific TSD Corporation
Sea Mobility Inc.
TAI Realty Corporation